Exhibit 21.1

Interactive Data Holdings Corporation – List of Subsidiaries

Company Name	State or Country
Igloo Intermediate Corporation	Delaware

Subsidiaries of Igloo Intermediate Corporation:
Interactive Data Corporation	Delaware

Subsidiaries of Interactive Data Corporation:
Interactive Data Real-Time Group, Inc.	Delaware
Interactive Data Luxembourg Holding S.A.R.L.	Luxembourg
Interactive Data Real-Time Services, Inc.	New York
BondEdge Solutions LLC	Delaware
Interactive Data Online Properties, Inc.	Delaware
Interactive Data Pricing & Reference Data LLC	Delaware
IDCO Canada Holdings Inc.	Canada

Subsidiaries of Interactive Data Pricing and Reference Data LLC:
Interactive Data Canada Inc.	Canada

Subsidiaries of Interactive Data Luxembourg Holding S.A.R.L.:
Interactive Data Mgmt & Services Verwaltungs GmbH	Germany
Interactive Data Luxembourg Management S.A.R.L.	Luxembourg

Subsidiaries of Interactive Data Mgmt & Services Verwaltungs GmbH:
Interactive Data Managed Solutions Nordic Oy	Finland
Interactive Data Managed Solutions AG	Germany

Subsidiaries of Interactive Data Managed Solutions AG:
Interactive Data Managed Solutions SAS	France
Interactive Data Managed Solutions S.L.	Spain
Interactive Data Managed Solutions Ltd.	United Kingdom
Interactive Data Managed Solutions AG	Switzerland
Interactive Data Managed Solutions S.R.L.	Italy

Subsidiaries of Interactive Data Luxembourg Management S.A.R.L.:
Interactive Data Cayman Ltd.	Cayman Islands
IDCO Worldwide Holdings Ltd.	United Kingdom

Subsidiaries of IDCO Worldwide Holdings Ltd.:
IDCO Overseas Cap. Mgt. Ltd.	United Kingdom
IDCO Overseas Holdings Ltd.	United Kingdom

Subsidiaries of IDCO Overseas Holdings Ltd.:
Interactive Data (Ireland) Ltd.	Ireland
Interactive Data (Europe) Ltd.	United Kingdom
Interactive Data (Jersey) Ltd.	Channel Islands, UK
Interactive Data (Hong Kong) Ltd.	Hong Kong, PRC
Interactive Data (Australia) Pty Ltd.	Australia
Interactive Data Desktop Solutions (Europe) Ltd.	United Kingdom
Interactive Data Corp. France S.A.S.	France
Interactive Data (Singapore) PTE Ltd.	Singapore

Subsidiaries of Interactive Data (Europe) Ltd.:
Interactive Data Japan KK	Japan
Interactive Data Kler’s S.R.L.	Italy
Interactive Data Finance (UK) Ltd.	United Kingdom